Exhibit 23(n)(5) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

INSTITUTIONAL SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

1.           Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Shares will consist of sales and shareholder servicing by financial intermediaries. The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided.  In connection with this basic arrangement, Institutional Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Institutional Shares
Sales Load	None

Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	As set forth in the attached Schedule
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Institutional Shares as described in Section 3 of the Plan

2.           Conversion and Exchange Privileges

For purposes of Rule 18f-3, Institutional Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	None
Exchange Privilege:
Institutional Shares may be exchanged for Institutional Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Liberty U.S. Government Money Market Trust and Class K Shares.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed.  Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

Revised 9/1/08

SCHEDULE OF FUNDS
OFFERING INSTITUTIONAL SHARES

The Funds set forth on this Schedule each offer Institutional Shares on the terms set forth in the Institutional Shares Exhibit to the Multiple Class Plan, in each case as indicated below.  The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value.  Actual amounts accrued may be less.

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee

Federated Adjustable Rate Securities Fund	None	0.25%

Federated Equity Funds:
Federated Capital Appreciation Fund	None	None
Federated InterContinental Fund	None	None
Federated International Strategic Value Fund	None	None
Federated Kaufmann Large Cap Fund	None	None
Federated Market Opportunity Fund	None	None
Federated Prudent Bear Fund	None	None
Federated Strategic Value Fund	None	None

Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund	None	None
Federated Municipal Ultrashort Fund	None	None

Federated GNMA Trust	None	0.25%

Federated Income Securities Trust:
Federated Intermediate Corporate Bond Fund	None	0.25%
Federated Prudent Global Income Fund	None	None
Federated Real Return Bond Fund	None	0.25%
Federated Short-Term Income Fund	None	0.25%

Federated Income Trust	None	0.25%

Federated Index Trust:
Federated Max-Cap Index Fund	None	0.25%
Federated Mini-Cap Index Fund	None	0.25%

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund	None	None
Federated Intermediate Government/Corporate Fund	None	None

Federated Intermediate Government Fund, Inc.	None	None

Federated Investment Series Fund, Inc.
Federated Bond Fund	None	None

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee
Federated Managed Allocation Portfolios:
Federated Target ETF Fund 2015	None	0.25%
Federated Target ETF Fund 2025	None	0.25%
Federated Target ETF Fund 2035	None	0.25%

Federated MDT Series:
Federated MDT All Cap Core Fund	None	None
Federated MDT Balanced Fund	None	None
Federated MDT Large Cap Growth Fund	None	None
Federated MDT Large Cap Value Fund	None	None
Federated MDT Mid Cap Growth Fund	None	None
Federated MDT Small Cap Core Fund	None	None
Federated MDT Small Cap Growth Fund	None	None
Federated MDT Small Cap Value Fund	None	None
Federated MDT Tax Aware/All Cap Core Fund	None	None

Federated Short-Intermediate Duration Municipal Trust	None	0.25%

Federated Total Return Government Bond Fund	None	None

Federated Total Return Series, Inc.:
Federated Mortgage Fund	None	0.25%
Federated Total Return Bond Fund	None	None
Federated Ultrashort Bond Fund	None	0.25%

Federated U.S. Government Securities Fund: 1-3 Years	None	0.25%

Federated U.S. Government Securities Fund: 2-5 Years	None	0.25%

Federated World Investment Series, Inc.
Federated International Small-Mid Company Fund	None	None

Intermediate Municipal Trust:
Federated Intermediate Municipal Trust	None	0.25%

Multiple Class Company Series	12b-1 Fee	Shareholder Service Fee
Money Market Obligations Trust:
California Municipal Cash Trust	None	0.25%
Florida Municipal Cash Trust	0.25%	0.25%
Government Obligations Fund	None	0.25%
Government Obligations Tax-Managed Fund	None	0.25%
Michigan Municipal Cash Trust	None	0.25%
Minnesota Municipal Cash Trust	None	0.25%
Municipal Obligations Fund	None	0.25%
New Jersey Municipal Cash Trust	None	0.25%
New York Municipal Cash Trust	None	0.25%
Ohio Municipal Cash Trust	None	0.25%
Pennsylvania Municipal Cash Trust	None	0.25%
Prime Cash Obligations Fund	None	0.25%
Prime Management Obligations Fund	None	0.25%
Prime Obligations Fund	None	0.25%
Prime Value Obligations Fund	None	0.25%
Tax-Free Obligations Fund	None	0.25%
Treasury Obligations Fund	None	0.25%
U.S. Treasury Cash Reserves	None	0.25%
Virginia Municipal Cash Trust	None	0.25%